Exhibit 99.1

Middleburg Financial Corporation Announces 2009 Second Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com

	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (July 23, 2009) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the second quarter of 2009.

Second Quarter 2009 Highlights

For the Quarter:

•	Net income of $813,000;

•	Diluted earnings per share of $0.11;

•	Net interest margin of 4.36%;

•	Consolidated total assets exceeded $1.0 billion;

•	Mortgages held for resale increased $7.9 million;

•	Total deposit growth of $36.9 million or 4.8%;

•	Tier I capital of 13.5%, leverage ratio of 10.6%.

For the Year:

•	Net income of $1.8 million;

•	Total assets increased $59.4 million;

•	Total FDIC assessment expense of $1.1 million, including special assessment of $481,000;

•	Mortgages held for resale increased $34.0 million;

•	Short-term borrowings decreased $19.7 million.

“We continue to see improved year over year and year to date performance in the Company,” commented Joseph L. Boling, Chairman and Chief Executive Officer of Middleburg Financial Corporation. “While certainly the financials are not up to our traditional levels, we are pleased with the 2nd quarter, especially given the impact of the FDIC special assessment as well as the charge-offs related to problem assets. We do feel, however, that there are signs that the growth of problem assets will peak over the next several quarters, which we view as a positive development. Additionally, Southern Trust Mortgage provided the Company with a strong second quarter to compliment the first quarter as we continue using our Capital Purchase Program funds from the United States Treasury to fund these homeowner mortgages.”

Net Interest Income and Net Interest Margin

Interest and fees on loans decreased $80,000 to $12.9 million during the three months ended June 30, 2009, compared to $13.0 million during the three months ended March 31, 2009. The Company received $22.0 million in Capital Purchase Program funds from the U.S. Treasury at the end of January and subsequently used the proceeds, along with additional cash raised through deposit growth, to fund lending activities at its mortgage banking subsidiary, Southern Trust Mortgage, LLC. For the quarter ended June 30, 2009, tax equivalent yield on loans was 7.09% or 25 basis points lower than for the quarter ended March 31, 2009.

Interest income from the investment portfolio, which includes securities available for sale, federal funds sold and other interest bearing deposits, decreased $51,000 from the three months ended March 31, 2009 to the three months ended June 30, 2009. The average balance of federal funds sold increased to $31.7 million from the March 31, 2009 quarter end average balance of $21.2 million. During the three months ended June 30, 2009, the Company increased its cash liquidity position by investing the proceeds of maturities and principal payments of securities into federal funds sold, as a precaution against the economic uncertainties and the resulting volatility that occurred in the securities markets. Accordingly, the yields on these investments were lower than the Company could attain in other less liquid investments. For the quarter ended June 30, 2009, the tax equivalent yield on the securities portfolio increased 27 basis points when compared to the quarter ended March 31, 2009, to 5.71%.

Total interest expense for the three months ended June 30, 2009 decreased $357,000 when compared to the three months ended March 31, 2009. Demand among local competitors for deposits remained high thereby keeping the costs of deposits elevated within certain categories. The Company benefited from the decrease in interest expense related to Tredegar Institutional Select, an interest bearing product that integrates the use of cash within client accounts at Middleburg Trust Company, which has a variable rate of interest. Interest expense on short-term borrowings decreased $86,000 as the result of decreases in interest rates. The average cost of interest bearing liabilities decreased 23 basis points to 2.50%, during the quarter ended June 30, 2009, when compared to the prior quarter. The average balance of interest bearing liabilities increased $7.8 million during the quarter ended June 30, 2009.

The net interest margin decreased from 4.45% for the quarter ended March 31, 2009 to 4.36% for the quarter ended June 30, 2009. The decrease in the net interest margin was mostly attributable to the decrease in interest and fees on loans.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (3) following the “Key Statistics” table below.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $1.6 million for the three months ended June 30, 2009, compared to $1.0 million for the quarter ended March 31, 2009. Although the Company experienced a decrease in portfolio loans during 2009, it has recognized certain loans for charge-off and given the level of problem loans, continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to increase its allowance for loan losses at Middleburg Bank to 1.34%. Southern Trust Mortgage recognized net charge-offs of $1.2 million related to several problem loans in its loan portfolio. The Company had specific allowances for loan losses related to these loans. As a result these charge-offs and the corresponding decrease in the loan portfolio, the Company decreased the allowance at Southern Trust Mortgage to 26.6% from 48.7% at March 31, 2009.

Non-performing assets, including loans past due more that 90 days, increased from $17.3 million or 1.7% of total assets at March 31, 2009 to $20.4 million or 1.96% of total assets at June 30, 2009. This change was mostly a result of the increase in non-accrual loans held by Middleburg Bank. During the second quarter of 2009, non-accrual loans at Middleburg Bank increased by $6.0 million to $12.8 million. Non-accrual loans at Southern Trust Mortgage decreased by $1.9 million during the quarter ended June 30, 2009. Total other real estate owned decreased by $900,000 to $7.5 million at June 30, 2009. There were no loans past due more than 90 days at June 30, 2009. Given the current economic environment, it is anticipated there could be an increase in non-performing loans.

Loans greater than 90 days past due were $31,000 at March 31, 2009 compared to none at June 30, 2009. The Company realized $1.9 million in net charge-offs for the quarter ended June 30, 2009 versus $1.4 million for the prior quarter. Additional past dues and credit losses are expected due to the current economic forecast.

The following table reflects asset quality and provision for loan loss details for the Bank and Southern Trust Mortgage:

	2009		2008
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
Loans 90+ days past due
Middleburg Bank	$—	$31	$540	$2,857	$1,444
Southern Trust Mortgage	—	—	577	1,461	1,294

Non-accrual loans
Middleburg Bank	$12,783	$6,738	$5,550	$2,966	$3,391
Southern Trust Mortgage	202	2,150	1,340	3,725	3,476

Other Real Estate Owned and Other Repossessed Assets
Middleburg Bank	$4,215	$5,001	$4,586	$4,753	$3,277
Southern Trust Mortgage	3,240	3,366	3,026	2,114	1,634

Allowance for loan losses
Middleburg Bank	$8,757	$7,922	$8,056	$7,884	$7,889
Southern Trust Mortgage	673	1,785	1,989	1,997	1,863

Non-Interest Income

Including net gains on sales of investment securities, consolidated non-interest income increased by $1.1 million or 22.9% when comparing the quarter ended June 30, 2009 to the quarter ended March 31, 2009. Gains on mortgages held for resale increased $586,000 to $3.4 million for the quarter ended June 30, 2009, when compared to the prior quarter.

Trust and investment advisory fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) decreased $5,000 when comparing the quarter ended June 30, 2009 to the quarter ended March 31, 2009. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. For the quarter ended June 30, 2009, MTC’s consolidated fees increased 9.0% or $37,000 when compared to the quarter ended March 31, 2009. MIA’s consolidated fees decreased by 10.7% or $42,000 when comparing the three months ended March 31, 2009 to the three months ended June 30, 2009. Total consolidated assets under administration by MTC and MIA were at $1.0 billion at June 30, 2009, an increase of $228.7 million or 28.2% from the $812.2 million under administration at March 31, 2009. The increase is the result of growth in new accounts at MTC. The Bank holds a large portion of its investment portfolio in custody with MTC and is included in assets under administration.

Service charges on deposits increased by $35,000 or 7.7% from the quarter ended March 31, 2009 to the quarter ended June 30, 2009. ATM and VISA check card fees increased $27,000 from the previous quarter. Commissions on investment sales increased $87,000 from the quarter ended March 31, 2009 to the quarter ended June 30, 2009.

Gains of the sale of loans were $3.4 million for the quarter ended June 30, 2009 and $2.8 million for the prior quarter. Southern Trust Mortgage closed $316.9 million in loans for the three months ended June 30, 2009 and $270.8 million in loans for the three months ended March 31, 2009.

Net gains on the sale of securities were $661,000 for the quarter ended June 30, 2009. The Company sold $29.2 million in securities available for sale during the three months ended June 30, 2009 in an effort to shorten the weighted average life of its investment portfolio and improve its liquidity.

Equity earnings in unconsolidated subsidiaries represent Southern Trust Mortgage’s equity earnings from its unconsolidated mortgage affiliates. For the quarter ended June 30, 2009, the Company recognized $92,000 on these investments, compared to $111,000 for the previous quarter.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $130,000 and $127,000 for the quarters ended June 30, 2009 and March 31, 2009, respectively. The Company purchased $10.8 million in BOLI in 2004 and $485,000 in BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans, mortgages held for sale and other service fees, increased $76,000 or 20.3% when comparing the three months ended June 30, 2009 to the three months ended March 31, 2009.

Non-Interest Expense

Non-interest expense increased $1.2 million or 10.0% from the quarter ended March 31, 2009 to the quarter ended June 30, 2009. The increase was primarily due to increases in salary and employee benefits, FDIC assessments for deposit insurance and other real estate owned expenses.

Salaries and employee benefit expenses increased $410,000 or 5.6% when comparing the quarter ended March 31, 2009 to the quarter ended June 30, 2009. The increase, when compared to the prior quarter, is impacted by increased commissions paid to mortgage originators for increased production.

Net occupancy expense increased $182,000 when comparing the quarter ended March 31, 2009 to the quarter ended June 30, 2009. As growth efforts continue to progress, the Company anticipates higher levels of occupancy expense to be incurred.

Other taxes of $145,000 were relatively unchanged for the quarter ended June 30, 2009, when compared to the previous quarter. Other taxes includes franchise taxes paid by Middleburg Bank and Middleburg Trust Company and is based on total capital of each company, respectively, net of certain adjustments.

Computer operations increased $59,000 from the quarter ended March 31, 2009 to the quarter ended June 30, 2009.

Advertising and marketing expense increased $67,000 when comparing the quarter ended March 31, 2009 to the quarter ended June 30, 2009. The Company increased the amount of advertising during the three months ended June 30, 2009, compared to the three months ended March 31, 2009.

Other operating expenses increased $469,000 or 18.1% when comparing the quarter ended March 31, 2009 to the quarter ended June 30, 2009. The increase is the result of expenses related to FDIC insurance, the FDIC Special Assessment and other real estate owned.

Total Consolidated Assets

The Company reached a milestone this quarter as consolidated total assets exceeded $1.0 billion at June 30, 2009. This is an increase of $46.3 million from $998.3 million at March 31, 2009. The largest increases were in cash and cash equivalents and federal funds sold and were funded primarily by deposit growth. Cash and cash equivalents increased $18.7 million as the Company focused on improving liquidity in an effort to provide a funding source for Southern Trust Mortgage’s anticipated loan demand. Federal funds sold increased $30.1 million at June 30, 2009 compared to March 31, 2009.

The investment portfolio decreased $3.5 million to $162.4 million at June 30, 2009 compared to $165.9 million at March 31, 2009. The Company continued its effort to shorten the weighted average life of its investment portfolio and improve its liquidity through sales and purchases of securities. At June 30, 2009, the tax equivalent yield on the investment portfolio was 5.71%, compared to 5.44% at March 30, 2009.

Loans, net of allowance for loan losses, decreased by $7.7 million as a result of scheduled principal payments, when comparing March 31, 2009 to June 30, 2009. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has permitted in the loan portfolio.

Mortgages held for resale increased 12.1% or $7.9 million to $74.3 million when comparing the June 30, 2009 balance to that at March 31, 2009. Production during the second quarter of 2009 was $316.9 million and was higher than each of the quarterly results reported for 2009 or 2008. An agreement between Middleburg Bank and Southern Trust Mortgage provides for participation of mortgages held for resale as a funding source. Southern Trust Mortgage also has a long standing line of credit with a regional bank that is primarily used to fund its mortgages held for sale.

Premises and equipment, net of accumulated depreciation, decreased 0.9% to $22.7 million at June 30, 2009 from $22.9 million at March 31, 2009.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $36.9 million or 4.8% to $810.1 million at June 30, 2009 from $773.2 million at March 31, 2009. Brokered deposits were $107.5 million and $111.4 million at June 30, 2009 and March 31, 2009, respectively. Non-interest bearing demand deposits increased $11.3 million to $124.5 million at June 30, 2009. Interest checking increased $11.8 million, from $239.5 million at March 31, 2009. Money market and savings deposits increased to $96.3 million at June 30, 2009 from $89.6 million at March 31, 2009. Time deposits, excluding brokered certificates of deposit, increased $11.0 million to $230.6 million at June 30, 2009.

Short term borrowings, which include Southern Trust Mortgage’s line of credit with a regional bank, were $21.3 million at June 30, 2009 and $15.3 million at March 31, 2009.

Equity

Total shareholders’ equity, which includes non-controlling interest in accordance with SFAS No. 160, at June 30, 2009 and March 31, 2009, was $103.5 million and $100.7 million, respectively. Middleburg Financial Corporation’s shareholders’ equity at June 30, 2009 and March 31, 2009 was $100.5 million and $98.1 million, respectively. The book value available to common shareholders at June 30, 2009 was $15.80 per common share. Total common shares outstanding were 4,993,245 at June 30, 2009.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company are headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)

	For the Three Months Ended,
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
INTEREST INCOME
Interest and fees on loans	$12,870	$12,950	$12,036	$11,968	$11,925
Interest on investment securities	1,990	2,041	2,004	2,049	1,963

TOTAL INTEREST INCOME	$14,860	$14,991	$14,040	$14,017	$13,888

INTEREST EXPENSE
Interest on deposits	3,959	4,156	4,262	3,793	$3,490
Interest on borrowings	991	1,151	1,315	1,658	1,951

TOTAL INTEREST EXPENSE	$4,950	$5,307	$5,577	$5,451	$5,441

NET INTEREST INCOME	$9,910	$9,684	$8,463	$8,566	$8,447
PROVISION FOR LOAN LOSSES	1,583	1,037	572	318	2,307

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$8,327	$8,647	$7,891	$8,248	$6,140

NON INTEREST INCOME
Trust and investment advisory fee income	$792	$797	$828	$947	$978
Service charges on deposits	490	455	440	504	505
Gain on the sale of loans	3,378	2,792	1,796	2,274	2,321
Net (losses) gains on securities available for sale	661	230	130	(785)	(367)
Commissions on investment sales	172	85	95	94	127
Equity earnings in unconsolidated subsidiaries	92	111	55	78	77
Bank owned life insurance	130	127	109	114	131
Other service charges, commissions and fees	450	374	356	558	490
Other operating income	(36)	16	45	192	10

TOTAL NON INTEREST INCOME	$6,130	$4,987	$3,854	$3,976	$4,272

NON INTEREST EXPENSE
Salaries and employee benefits	$7,670	$7,260	$6,361	$5,964	$6,467
Net occupancy expense of premises	1,566	1,384	1,500	1,502	1,431
Other taxes	145	145	161	161	161
Computer operations	360	301	299	268	276
Advertising and marketing	216	149	373	136	279
Other operating expenses	3,062	2,593	2,944	2,013	1,796

TOTAL NON INTEREST EXPENSE	$13,019	$11,832	$11,638	$10,044	$10,410

INCOME BEFORE TAXES	$1,437	$1,802	$107	$2,180	$2
Income tax expense (benefit)	21	140	21	654	(67)

NET INCOME (1)	$1,416	$1,662	$86	$1,526	$69
LESS: NET (INCOME) LOSS ATTRIBUTIBLE TO NON-CONTROLLING INTEREST	(603)	(678)	405	29	292

MIDDLEBURG FINANCIAL CORPORATION NET INCOME	$813	$984	$491	$1,555	$361

AMORTIZATION OF DISCOUNT ON WARRANTS	19	13	—	—	—
DIVIDEND ON PREFERRED STOCK	278	186	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$516	$785	$491	$1,555	$361

(1)	On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires that minority interests be renamed non-controlling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such non-controlling interests for all periods presented.

MIDDLEBURG FINANCIAL CORPORATION

BALANCE SHEET

(Unaudited, dollars in thousands)

	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Assets:
Cash and due from banks	$39,721	$21,059	$23,980	$23,747	$23,564
Interest-bearing balances in banks	2,958	1,725	2,400	560	2,417
Federal funds sold	54,600	24,500	9,000	5,100	11,500
Securities at fair value	162,355	165,921	181,312	155,859	155,350
Loans, net of allowance for loan losses	642,883	650,600	662,375	649,975	650,723
Mortgages held for resale	74,346	66,439	40,301	36,661	42,112
Bank premises and equipment, net	22,722	22,920	22,987	23,036	22,270
Other assets	44,975	45,099	42,836	42,351	40,457

Total assets	$1,044,560	$998,263	$985,191	$937,289	$948,393

Liabilities:
Deposits:
Non-interest bearing demand deposits	$124,472	$113,130	$110,537	$116,467	$117,304
Savings and interest-bearing demand deposits	347,561	329,042	300,006	305,061	293,293
Time deposits	338,100	331,075	334,239	273,683	249,631

Total deposits	$810,133	$773,247	$744,782	$695,211	$660,228

Securities sold under agreements to repurchase	19,505	18,989	22,678	25,389	51,044
Short term borrowings	21,278	15,340	40,944	38,526	43,610
Long-term debt	74,000	74,000	84,000	89,000	104,000
Trust preferred capital notes	5,155	5,155	5,155	5,155	5,155
Other liabilities (2)	10,981	10,833	10,027	8,256	8,868

Total liabilities	$941,052	$897,564	$907,586	$861,537	$872,905

Shareholders’ Equity: (1)
Middleburg Financial Corporation shareholders’ equity:
Preferred stock, par value $1,000.00 per share	$21,603	$21,584	$—	$—	$—
Common stock, par value $2.50 per share	12,483	11,826	11,336	11,322	11,317
Capital surplus	28,310	26,083	23,967	23,885	23,847
Retained earnings	43,235	43,665	43,555	43,070	42,376
Accumulated other comprehensive income (loss), net	(5,156)	(5,026)	(3,181)	(4,874)	(4,455)

Total Middleburg Financial Corporation shareholders’ equity	100,475	98,132	75,677	73,403	73,085
Non-controlling interest	3,033	2,567	1,928	2,349	2,403

Total shareholders’ equity	$103,508	$100,699	$77,605	$75,752	$75,488

Total liabilities and shareholders’ equity	$1,044,560	$998,263	$985,191	$937,289	$948,393

(1)	On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires that minority interests be renamed noncontrolling interests and that a company present such non-controlling interests as equity for all periods presented.
(2)	Other liabilities include the issued and outstanding preferred stock of Southern Trust Mortgage, LLC owned by the non-controlling interest, in accordance with SFAS No. 160.

MIDDLEBURG FINANCIAL CORPORATION

KEY STATISTICS

(Unaudited, dollars in thousands, except per share data)

	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Net Income	$813	$984	$491	$1,555	$361
Earnings per share, basic	$0.11	$0.17	$0.11	$0.34	$0.08
Earnings per share, diluted	$0.11	$0.17	$0.11	$0.34	$0.08

Return on average total assets (1)	0.19%	0.35%	0.21%	0.66%	0.23%
Return on average total equity (1)	1.88%	3.84%	2.66%	8.42%	2.81%
Dividend payout ratio, net of preferred dividends	172.73%	111.76%	0.00%	55.88%	237.50%
Fee revenue as a percent of total revenue(2)	26.90%	24.09%	20.96%	25.35%	35.45%

Net interest margin(3)	4.36%	4.45%	4.00%	4.09%	4.03%
Yield on average earning assets	6.46%	6.79%	6.53%	6.62%	6.55%
Yield on average interest-bearing liabilities	2.50%	2.73%	2.94%	2.94%	2.99%
Net interest spread	3.96%	4.06%	3.59%	3.67%	3.56%

Non-interest income to average assets(2)	2.15%	1.93%	1.56%	2.03%	1.99%
Non-interest expense to average assets	5.12%	4.80%	4.71%	4.27%	4.46%

Efficiency ratio(4)	82.25%	79.50%	89.21%	73.64%	78.15%

(1)	Gains (losses) on securities are treated as one-time occurrences and have not been annualized in the calculations of return.
(2)	Excludes gains and losses on securities available for sale.
(3)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended June 30, 2009, March 31, 2009, December 31, 2008 September 30, 2008 and June 30, 2008 net interest income on a tax equivalent basis was $10.3 million, $10.1 million, $8.8 million, $8.8 million and $8.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(4)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, tax equivalent net interest income was $10.3 million, $10.1 million, $8.8 million, $8.8 million and $8.7 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non-interest income, excluding gains and losses on the investment portfolio, for the quarters ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, was $5.5 million, $4.8 million, $3.7 million, $4.8 million and $4.6 million respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION

SELECTED FINANCIAL DATA BY QUARTER

(Unaudited, dollars in thousands, except per share data)

	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
BALANCE SHEET RATIOS
Net loans to total deposits	79.36%	84.14%	88.94%	93.49%	98.56%
Average interest-earning assets to average-interest bearing liabilities	119.05%	116.57%	116.07%	116.73%	118.78%
PER SHARE DATA(1)
Dividends	$0.19	$0.19	$0.00	$0.19	$0.19
Book value	$15.80	$16.14	$16.69	$16.21	$16.14
Tangible book value	$14.47	$14.74	$15.21	$14.70	$14.61
SHARE PRICE DATA
Closing price	$13.76	$11.47	$14.59	$17.49	$19.21
Diluted earnings multiple(2)	0.66	0.53	0.88	1.08	1.20
Book value multiple(3)	0.87	0.55	0.87	1.08	1.19
COMMON STOCK DATA
Outstanding shares at end of period	4,993,245	4,730,317	4,534,317	4,528,817	4,526,817
Weighted average shares outstanding	4,675,849	4,536,495	4,528,108	4,528,476	4,526,817
Weighted average shares outstanding, diluted	4,822,365	4,538,598	4,545,468	4,551,843	4,561,879
CAPITAL RATIOS
Total parent equity to total assets	9.62%	9.83%	7.68%	7.83%	7.71%
Total risk based capital ratio	14.73%	14.51%	11.49%	11.77%	11.32%
Tier 1 risk based capital ratio	13.54%	13.28%	10.24%	10.52%	10.08%
Leverage ratio	10.58%	10.52%	8.40%	8.51%	8.17%
CREDIT QUALITY
Net charge-offs to average loans	0.26%	0.19%	0.11%	0.03%	0.18%
Total non-performing loans to total loans	1.99%	1.35%	1.02%	1.01%	1.04%
Total non-performing assets to total assets	1.96%	1.73%	1.47%	1.45%	1.24%
Non-accrual loans to:
total loans	1.99%	1.35%	1.02%	1.01%	1.04%
total assets	1.24%	0.89%	0.70%	0.71%	0.72%
Allowance for loan losses to:
total loans	1.45%	1.48%	1.40%	1.40%	1.40%
Non-performing assets	46.14%	56.16%	69.27%	72.56%	82.81%
Non-accrual loans	72.62%	109.21%	145.79%	147.03%	142.01%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days	$—	$31	$1,117	$4,318	$2,738
Non-accrual loans	12,985	8,888	6,890	6,691	6,867
Other real estate owned and repossessed assets	7,455	8,367	7,612	6,867	4,910
NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off	$1,866	$1,369	$794	$239	$1,240
(Recoveries)	(6)	(19)	(16)	(7)	(8)
Net charge-offs	1,860	1,350	778	232	1,232
Provision for loan losses	$1,583	$1,037	$572	$318	$2,307
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$9,707	$10,020	$9,777	$9,691	$8,616
Provision	1,583	1,037	572	318	2,307
Net charge-offs (recoveries)	1,860	1,350	329	232	1,232
Balance at the end of period	$9,430	$9,707	$10,020	$9,777	$9,691

(1)	Based on capital available to common shareholders only.
(2)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(3)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

Middleburg Financial Corporation

Average Balances, Income and Expenses, Yields and Rates

Three Months Ended

	June 30, 2009			March 31, 2009
	Average Balance	Income/ Expense	Yield/ Rate (3)	Average Balance	Income/ Expense	Yield/ Rate (3)
(Unaudited, dollars in thousands)
Assets:
Securities:
Taxable	$100,118	$1,221	4.89%	$115,468	$1,279	4.49%
Tax-exempt (1) (2)	65,100	1,131	6.97%	62,031	1,103	7.21%

Total securities	$165,218	$2,351	5.71%	$177,499	$2,382	5.44%
Loans
Taxable	$727,690	$12,870	7.09%	$715,438	$12,950	7.34%
Tax-exempt (1)	1	—	0.00%	3	—	0.00%

Total loans	$727,691	$12,870	7.09%	$715,441	$12,950	7.34%
Federal funds sold	31,720	14	0.18%	21,201	12	0.23%
Interest bearing deposits in other financial institutions	21,876	9	0.17%	3,542	22	2.52%

Total earning assets	$946,505	$15,244	6.46%	$917,683	$15,366	6.79%
Less: allowances for credit losses	(8,499)			(9,843)
Total nonearning assets	81,352			91,382

Total assets	$1,019,358			$999,222

Liabilities:
Interest-bearing deposits:
Checking	$247,303	$783	1.27%	$224,570	$811	1.46%
Regular savings	54,980	176	1.28%	51,960	184	1.44%
Money market savings	39,190	103	1.05%	35,876	109	1.23%
Time deposits:
$100,000 and over	132,288	1,046	3.17%	130,201	1,119	3.49%
Under $100,000	200,553	1,851	3.70%	205,424	1,933	3.82%

Total interest-bearing deposits	$674,314	$3,959	2.35%	$648,031	$4,156	2.60%

Short-term borrowings	21,003	191	3.65%	31,735	276	3.53%
Securities sold under agreements to repurchase	20,559	3	0.06%	23,099	22	0.39%
Long-term debt	79,155	797	4.04%	84,377	853	4.10%

Total interest-bearing liabilities	$795,031	$4,950	2.50%	$787,242	$5,307	2.73%
Non-interest bearing liabilities
Demand Deposits	110,153			107,326
Other liabilities	10,828			10,518

Total liabilities	$916,012			$905,086
Non-controlling interest	2,851			2,316
Shareholders’ equity	100,495			91,820
Total liabilities and shareholders’

Equity	$1,019,358			$999,222

Net interest income		$10,295			$10,059

Interest rate spread			3.96%			4.06%
Interest expense as a percent of average earning assets			2.10%			2.35%
Net interest margin			4.36%			4.45%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2)	Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3)	All yields and rates have been annualized on a 365 day year.

Middleburg Financial Corporation

Average Balances, Income and Expenses, Yields and Rates

Three Months Ended June 30,

	2009			2008
	Average Balance	Income/ Expense	Yield/ Rate (3)	Average Balance	Income/ Expense	Yield/ Rate (3)
(Unaudited, dollars in thousands)
Assets:
Securities:
Taxable	$100,118	$1,221	4.89%	$115,102	$1,394	4.87%
Tax-exempt (1) (2)	65,100	1,131	6.97%	47,639	761	6.42%

Total securities	$165,218	$2,351	5.71%	$162,741	$2,155	5.33%
Loans
Taxable	$727,690	$12,870	7.09%	$699,584	$11,926	6.86%
Tax-exempt (1)	1	—	0.00%	10	—	0.00%

Total loans	$727,691	$12,870	7.09%	$699,594	$11,926	6.86%
Federal funds sold	31,720	14	0.18%	4,842	22	1.83%
Interest bearing deposits in other financial institutions	21,876	9	0.17%	1,551	45	11.67%

Total earning assets	$946,505	$15,244	6.46%	$868,728	$14,148	6.55%
Less: allowances for credit losses	(8,499)			(8,687)
Total nonearning assets	81,352			79,268

Total assets	$1,019,358			$939,409

Liabilities:
Interest-bearing deposits:
Checking	$247,303	$783	1.27%	$182,350	$841	1.85%
Regular savings	54,980	176	1.28%	56,662	253	1.80%
Money market savings	39,190	103	1.05%	38,927	110	1.14%
Time deposits:
$100,000 and over	132,288	1,046	3.17%	129,629	1,286	3.99%
Under $100,000	200,553	1,851	3.70%	96,184	1,001	4.19%

Total interest-bearing deposits	$674,314	$3,959	2.35%	$503,752	$3,491	2.79%

Short-term borrowings	21,003	191	3.65%	63,437	439	2.78%
Securities sold under agreements to repurchase	20,559	3	0.06%	54,603	262	1.93%
Long-term debt	79,155	797	4.04%	109,155	1,246	4.59%
Federal Funds Purchased	—	—	—	408	4	3.94%

Total interest-bearing liabilities	$795,031	$4,950	2.50%	$731,355	$5,442	2.99%
Non-interest bearing liabilities
Demand Deposits	110,153			117,896
Other liabilities	10,828			8,711

Total liabilities	$916,012			$857,962
Non-controlling interest	2,851			3,483
Shareholders’ equity	100,495			77,964
Total liabilities and shareholders’

Equity	$1,019,358			$939,409

Net interest income		$10,295			$8,706

Interest rate spread			3.96%			3.56%
Interest expense as a percent of average earning assets			2.10%			2.52%
Net interest margin			4.36%			4.03%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2)	Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3)	All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION

RECONCILIATIONS OF NET INTEREST INCOME TO

TAX EQUIVALENT NET INTEREST INCOME

	For the Year-to-Date Period Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
	(Unaudited, dollars in thousands)
GAAP measures:
Interest and fees on loans	$25,820	$12,950	$48,088	$36,052	$24,084
Interest and dividends on securities and other investments	4,031	2,041	7,834	5,830	3,781
Interest on deposits	(8,115)	(4,156)	(15,492)	(11,230)	(7,436)
Interest on borrowings	(2,142)	(1,151)	(7,227)	(5,912)	(4,255)

Total net interest income	$19,594	$9,684	$33,203	$24,740	$16,174
Non-GAAP measures:
Tax benefit realized on non-taxable loans	$—	$—	$1	$—	$—
Tax benefit realized on non-taxable municipal securities	760	375	1,124	787	505

Total tax benefit realized on non-taxable interest income	$760	$375	$1,125	$787	$505

Total tax equivalent net interest income	$20,354	$10,059	$34,328	$25,527	$16,679

	For the Quarter-to-Date Period Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
	(Unaudited, dollars in thousands)
GAAP measures:
Interest and fees on loans	$12,870	$12,950	$12,036	$11,967	$11,926
Interest and dividends on securities and other investments	1,990	2,041	2,004	2,049	1,963
Interest on deposits	(3,959)	(4,156)	(4,263)	(3,793)	(3,491)
Interest on borrowings	(991)	(1,151)	(1,314)	(1,657)	(1,951)

Total net interest income	$9,910	$9,684	$8,463	$8,566	$8,447
Non-GAAP measures:
Tax benefit realized on non-taxable loans	$—	$—	$—	$—	$—
Tax benefit realized on non-taxable municipal securities	385	375	338	282	259

Total tax benefit realized on non-taxable interest income	$385	$375	$338	$282	$259

Total tax equivalent net interest income	$10,295	$10,059	$8,801	$8,848	$8,706